Exhibit 99.1

Norman Cay Development Finalizes Agreement to Fund

Exploration at Edum Banso Gold Project in Ghana

STEVENSVILLE, Mich.--(BUSINESS WIRE)-- Norman Cay Development, Inc. (“Norman Cay”) (OTCBB: NCDL.OB - News) is pleased to announce that its wholly-owned subsidiary, Discovery Gold Ghana Limited (“Discovery Gold”) has executed a Definitive Agreement with North Springs Resources Corp. (OTCBB: NSRS.OB - News) (“North Springs”) to sell up to a 35% interest in the Edum Banso Gold Project (“Edum Banso”) in Ghana, Africa.

Terms of the Definitive Agreement call for North Springs to acquire an immediate 25% interest in Edum Banso by issuing 10,000,000 restricted common shares of North Springs stock to the Company. North Springs can acquire an additional 10% interest in Edum Banso by paying $250,000 to the Company and funding a multi-phase $1,000,000 work commitment in 2012. Norman Cay has already received $150,000 from North Springs with the balance of $100,000 payable within 30 days.

“We are very pleased to quickly reach a final agreement with our new partners and look forward to working with them to advance exploration and development at the Edum Banso Gold Project,” said Dean Huge, CFO of Norman Cay Development. “Preparations for the next stage of exploration are currently underway and we expect to expand our management team in the near future to include a qualified project geologist to plan and lead the Company’s efforts in Ghana.”

The Edum Banso concession covers 20.60 km2 (5,100 acres) located approximately 35 km (21 miles) northwest of city of Takoradi in the southeastern portion of Ghana’s historic Ashanti Gold Belt. The concession is situated less than one mile from the border of the HBB Father Brown/Adoikrom open pit gold deposits currently being mined by Golden Star Resources. Golden Star expects to produce 180,000 oz. of gold and generate over $280 million in gross revenue per year per from their HBB Father Brown/Adoikrom operations. Numerous other gold mines are also in operation in the area, including Iduapriem (16 miles - AngloGold Ashanti - 185,000 oz./year - 4.9 million oz. total), Obuasi (55 miles - AngloGold Ashanti - 381,000 oz./year - 33.4 million oz. total), Tarkwa/Damang (18 miles - Gold Fields - 928,000 oz./year - 19.6 million oz. total), Bogosso/Prestea (29 miles - Golden Star - 180,000 oz/year - 3.8 million oz. total), and Nzema (20 miles – Adamus - 100,000 oz./year - 3.0 million oz. total).

Further updates regarding the Edum Banso Gold Project and other Norman Cay business will be made as additional information becomes available.

About Norman Cay Development

Norman Cay Development, Inc. is an emerging U.S. based mining company offering shareholders the opportunity to participate in the ownership of high-potential international gold exploration and development projects. The Company’s wholly-owned subsidiary, Discovery Gold Ghana Limited, holds an exclusive option with rights to explore and develop the Edum Banso Gold Project within the historic Ashanti Gold Belt in Ghana.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may be identified by the use of words such as "anticipate", "believe", "expect", "may", "will", "would", "should", "plan", "projected", "intend", and similar expressions. Norman Cay Development, Inc. (the “Company”) bases these forward-looking statements on current expectations and projections about future events, based on information currently available. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. The Company has no mineral resource or reserve estimate for the Edum Banso Gold Project at this time and may not have sufficient funding to thoroughly explore, drill or develop its properties. The Company disclaims any obligation to update any of its forward-looking statements, except as may be required by law.

Contact:

For further information regarding Norman Cay Development, Inc.:

LiveCall Investor Relations

Gerry Belanger, 855-490-9700Toll-free)

NCDL@livecallir.com